Exhibit 99.(a)(5)

DRYDEN GOVERNMENT SECURITIES TRUST

Amended Certificate of Designation

The undersigned, being the duly elected and acting Assistant Secretary of Dryden Government Securities Trust, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Amended and Restated Declaration of Trust dated September 6, 1988, as amended to date (the “Declaration of Trust”), and pursuant to the affirmative vote of a majority of the Trustees at a meeting duly called and held on August 27, 2004, the Amended and Restated Certificate of Designation dated October 1, 2002 (the “Certificate of Designation”), is hereby further amended as follows:

1.                                       The preamble of the Certificate of Designation is hereby amended to read as follows:

The shares of beneficial interest of the Trust (the “Shares”) shall be divided into a single series (the “Series”), the Series to have the following special and relative rights:

2.                                       Paragraph (1) of the Certificate of Designation is hereby amended to delete therefrom “U.S. Treasury Money Market Series.”

3.                                       Paragraph (2) of the Certificate of Designation is hereby amended to delete therefrom

“The Shares of the U.S. Treasury Money Market Series are classified into three Classes, “Class A”, “Class Z” and “Class S,” respectively, of which an unlimited number may be issued.”

4.                                       Paragraph (3) of the Certificate of Designation is hereby amended to delete therefrom “Class S Shares” and to insert “and” after “Class A Shares.”

5.                                       The Certificate of Designation is hereby amended to change each reference therein from “Each Series,” “each Series” and “any Series” to “The Series” or “the Series”, as appropriate.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 30th day of November 2004.

/s/ Jonathan D. Shain
Jonathan D. Shain, Assistant Secretary

ACKNOWLEDGEMENT

State of New Jersey	)
) ss.
County of Essex	)
November 30, 2004

Then personally appeared the above named Jonathan D. Shain, Assistant Secretary, and acknowledged the foregoing instrument to be his free act and deed.  Before me.

/s/ Floyd L. Hoelscher
Notary Public
My Commission Expires: 10/23/2007.